THE BANK OF NEW YORK
CORPORATE TRUST AND AGENCY SERVICES
101 BARCLAY STREET
NEW YORK, NEW YORK 10286

CWMBS, INC.
MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 1996-A

STATEMENT TO CERTIFICATEHOLDERS PREPARED PURSUANT TO SECTION 4.06 OF THE POOLING AND SERVICING AGREEMENTS DATED JANUARY 1, 1996 CUSIP #126691

                           Distribution Date 06/25/96

                                                                               SINGLE                       TOTAL
4.06(i)  Reduction of the Stated Amount of Certificates                      CERTIFICATE                   AMOUNT
         Class A-1 Certificates.                                  PZ1            $24.80630581                $1,855,982.99
         Class A-2 Certificates.                                  QA5            $20.33402772                  $249,844.20
         Class A-3 Certificates.                                  QB3            $36.98838313                  $749,532.60
         Class A-4 Certificates.                                  QC1             $0.00000000                        $0.00
         Class A-5 Certificates.                                  QD9             $0.00000000                        $0.00
         Class A-6 Certificates.                                  QE7             $0.00000000                        $0.00
         Class A-7 Certificates.                                  QF4             $0.00000000                        $0.00
         Class X Certificates.                                    QH0            N/A                                 $0.00
         Class A-R Certificates.                                  QG2            $24.80630581                        $2.48
         Class B-1 Certificates.                                  QJ6             $0.58356835                    $5,032.11
         Class B-2 Certificates.                                  QK3             $0.58356835                    $1,917.02
         Class B-3 Certificates.                                  QL1             $0.58356835                    $1,198.07
         Class B-4 Certificates.                                                  $0.58356835                      $574.81
         Class B-5 Certificates.                                                  $0.58356835                      $287.70
         Class B-6 Certificates.                                                  $0.58356835                      $575.22

                                                           Total Amount                                    2,864,947.20


           Aggregate amount of any Principal Prepayments                                                2,773,705.39


                                                              SINGLE                       TOTAL
4.06(i)  Amount of distribution representing interest.      CERTIFICATE       AMOUNT
         Class A-1 Certificates.                                 $5.41717843      $405,307.87
         Class A-2 Certificates.                                 $5.49220615       $67,482.74
         Class A-3 Certificates.                                 $5.21280978      $105,632.38
         Class A-4 Certificates.                                 $5.83333333      $136,791.67
         Class A-5 Certificates.                                 $0.00000000            $0.00
         Class A-6 Certificates.                                 $5.83333333       $54,010.83
         Class A-7 Certificates.                                 $5.83333333       $42,799.17
         Class X Certificates.                                   $1.14499340      $188,056.91
         Class A-R Certificates.                                 $5.41717843            $0.54
         Class B-1 Certificates.                                 $5.81997104       $50,185.61
         Class B-2 Certificates.                                 $5.81997104       $19,118.60
         Class B-3 Certificates.                                 $5.81997104       $11,948.40
         Class B-4 Certificates.                                 $5.81997104        $5,732.67
         Class B-5 Certificates.                                 $5.81997104        $2,869.25
         Class B-6 Certificates.                                 $5.81997104        $5,736.70

                                                           Total Amount           1,095,673.34

4.06(iii) Unpaid Interest Shortfall

4.06(iv) Stated Amount of Certificates after this Distribution

                                                       ORIGINAL                SINGLE                       TOTAL
                                                       BALANCE               CERTIFICATE                   AMOUNT
         Class A-1 Certificates.                         $74,819,000.00        $903.85285386                $67,625,366.67
         Class A-2 Certificates.                         $12,287,000.00        $921.18702601                $11,318,624.99
         Class A-3 Certificates.                         $20,264,000.00        $856.63615109                $17,358,874.97
         Class A-4 Certificates.                         $23,450,000.00     $1,000.00000000                 $23,450,000.00
         Class A-5 Certificates.                            $402,000.00     $1,000.00000000                    $402,000.00
         Class A-6 Certificates.                          $9,259,000.00     $1,000.00000000                  $9,259,000.00
         Class A-7 Certificates.                          $7,337,000.00     $1,000.00000000                  $7,337,000.00
         Class X Certificates.                          $164,242,792.00        $932.32974516               $153,128,440.41
         Class A-R Certificates.                                $100.00        $903.85285386                        $90.39
         Class B-1 Certificates.                          $8,623,000.00        $997.12575358                 $8,598,215.37
         Class B-2 Certificates.                          $3,285,000.00        $997.12575358                 $3,275,558.10
         Class B-3 Certificates.                          $2,053,000.00        $997.12575358                 $2,047,099.17
         Class B-4 Certificates.                            $985,000.00        $997.12575358                   $982,168.87
         Class B-5 Certificates.                            $493,000.00        $997.12575358                   $491,583.00
         Class B-6 Certificates.                            $985,692.00        $997.12575358                   $982,858.88

                                                           Total Amount                                  153,128,440.40

4.06(v) The Pool Stated Principal  Balance for the following  Distribution  Date
     $153,128,440.41

4.06(vi)     Senior Percentage for this Distribution Date        9.4950237504%
             Subordinated Percentage for this Distribution Date  10.5049762496%

4.06(vii) Amount of the Master  Servicing Fees paid to or retained by the Master
     Servicer with respect to such Distribution Date  0.00

4.06(viii)   Pass-Through Rate and for each Class of Certificates

 Class A-1 Certificates.             7.00000000%
 Class A-2 Certificates.             7.00000000%
 Class A-3 Certificates.             7.00000000%
 Class A-4 Certificates.             7.00000000%
 Class A-5 Certificates.             0.00000000%
 Class A-6 Certificates.             7.00000000%
 Class A-7 Certificates.             7.00000000%
 Class X Certificates.               1.44665295%
 Class A-R Certificates.             7.00000000%
 Class B-1 Certificates.             7.00000000%
 Class B-2 Certificates.             7.00000000%
 Class B-3 Certificates.             7.00000000%
 Class B-4 Certificates.             7.00000000%
 Class B-5 Certificates.             7.00000000%
 Class B-6 Certificates.             7.00000000%

4.06(ix) Amount of Advances  included in the  distribution on such  Distribution
     Date                                                             26,185.61
     Aggregate amount of Advances  outstanding as of the close of
     business on such Distribution Date.                              34,874.44

4.06(x) The number and aggregate principal amounts of Mortgage Loans delinquent

        30 to 59 days             8          $2,421,881.31
        60 to 89 days             2            $616,309.18
         90 or more               1            $223,778.57

The number and aggregate principal amounts of Mortgage Loans in foreclosure 0.00 $0.00

In foreclosure 0 $0.00

4.06(xi)

4.06(xii)    Loan number and Stated Principal  Balance of any Mortgage loan that became a REO Property during the preceding calendar month.

4.06(xiii)   Total number and principal  balance of any REO Properties as of the
             close  of  business  on  the  Determination   Date  preceding  such
             Distribution Date.

4.06(xiv)    Senior Prepayment Percentage                      100.0000000000%

4.06(xv) Aggregate amount of Realized Losses incurred during the preceding calendar month.

4.06(xvi)    Special Hazard Loss Coverage Amount             1,983,181.22
             Required Fraud Loss Coverage                    4,927,284.00
             Current Bankruptcy Amount                         125,000.00

4.06(xvii) Guaranteed Distributions paid for such Distribution Date on Class A-4



4.06(xviii) Amount of withdrawal from Reserve Fund since prior Distribution Date

                                    Class A-4                           0.00

4.06(xix)    Amount remaining in Reserve Fund after Withdrawn Amounts for

                                    Class A-4                       45,000.00